EXHIBIT 4.3

SMITHFIELD FOODS, INC.

AMENDMENT AGREEMENT NO. 4

As of October 31, 2003

To each of the Current Holders

listed in Annex 1 attached hereto

Ladies and Gentlemen:

Smithfield Foods, Inc., a Virginia corporation (together with its respective successors and assigns, the “Issuer”) agrees with you as follows:

1. PRELIMINARY STATEMENTS.

The Issuer issued and sold:

(a) One Hundred Million Dollars ($100,000,000) in aggregate principal amount of 7.89% Series I Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series I Notes”);

(b) Fifty Million Dollars ($50,000,000) in aggregate principal amount of its Variable Rate Series J Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series J Notes”);

(c) Fifty Million Dollars ($50,000,000) in aggregate principal amount of its 8.44% Series K Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series K Notes”); and

(d) Twenty-Five Million Dollars ($25,000,000) in aggregate principal amount of its LIBOR Rate Series L Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series L Notes” and, together with the Series I Notes, the Series J Notes and the Series K Notes, collectively, the “Notes”), pursuant to those separate Amended and Restated Note Purchase Agreements each dated as of October 27, 1999 among the Issuer and the noteholders named in Annex 1 thereto (as amended by that certain Amendment Agreement No. 1, dated as of December 7, 2001, that certain Amendment Agreement No. 2, dated as of December 31, 2002, and that certain Amendment Agreement No. 3, dated as of April 4, 2003, each among the Issuer and the other parties listed on the signature pages thereto, the “Existing Purchase Agreements”). The register kept by the Issuer for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the “Current Holders”) is currently a holder of the outstanding aggregate principal amount of the Notes as of the date hereof indicated in such Annex.

The Issuer has contracted (i) to sell its Canadian subsidiaries to Maple Leaf Foods, Inc. and (ii) to acquire (the “Farmland Acquisition”) the tangible and intangible assets of Farmland Industries, Inc., a Kansas corporation and a debtor-in-possession in a Chapter 11 proceeding under the United States Bankruptcy Code pending in the United State Bankruptcy Court for the Western District of Missouri (the “Bankruptcy Court”), relating to its pork production, processing and distribution operations, currently known as Farmland Foods, including, without limitation, the trade name and trademarks used in such operations and has requested the amendments set forth herein in connection with such transactions.

2. DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Purchase Agreements.

3. AMENDMENTS TO EXISTING PURCHASE AGREEMENTS.

Subject to Section 5, the Current Holders and the Issuer hereby agree to each of the amendments to the Existing Purchase Agreements as provided for by this Amendment Agreement No. 4 (this “Amendment Agreement”) in the manner specified in Exhibit A hereto. Such amendments are referred to herein, collectively, as the “Amendments”.

4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Issuer represents and warrants as follows:

4.1. Material Adverse Effect.

Since the date of the last audited consolidated financial statements of the Issuer delivered to each of the Current Holders, no event has occurred or condition exists which has had, or could reasonably be expected to have, a Material Adverse Effect.

4.2. Organization, Power and Authority, etc.

The Issuer is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

4.3. Legal Validity.

The execution and delivery of this Amendment Agreement by the Issuer and compliance by the Issuer with its obligations hereunder: (a) are within the corporate powers of the Issuer; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Issuer under the provisions of: (i) any charter instrument or bylaw to which the Issuer is a party or by which the Issuer or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Issuer or its Property; or (iii) any agreement or

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instrument to which the Issuer is a party or by which the Issuer or any of its Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Issuer or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

This Amendment Agreement has been duly authorized by all necessary action on the part of the Issuer, has been executed and delivered by a duly authorized officer of the Issuer, and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.

4.4. Full Disclosure.

Neither the financial statements and certificates delivered to the Current Holders pursuant to the Existing Purchase Agreements nor this Amendment Agreement nor any written statement, financial statement or certificate furnished by the Issuer to any Current Holder in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact that the Issuer has not disclosed to the Current Holders in writing that has had or, so far as the Issuer can reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

4.5. No Defaults.

No Default or Event of Default will exist immediately prior to and after giving effect to each of (a) the Amendments, (b) the Farmland Acquisition by one or more Wholly Owned Subsidiaries and (c) the sale (the “Smithfield Canada Transfer”) by the Issuer of all of the issued and outstanding shares of Smithfield Canada Limited and 2004171 Ontario Inc., each a corporation governed by the laws of the Province of Ontario and a Wholly Owned Subsidiary, to Maple Leaf Foods Inc., a corporation governed by the laws of the Canada (“Maple Leaf”), pursuant to that certain Share Purchase Agreement dated as of September 24, 2003 between the Issuer and Maple Leaf.

5. EFFECTIVENESS OF THE AMENDMENTS.

The Amendments shall become effective as of the date (the “Effective Date”), if at all, at such time as the Required Holders shall have indicated their written consent to the Amendments by executing and delivering the applicable counterparts of this Amendment Agreement. It is understood that any Current Holder may withhold its consent for any reason, and that, without limitation of the foregoing, each Current Holder hereby makes the granting of its consent contingent upon satisfaction of the following conditions:

5.1. Opinions of Counsel.

The Current Holders shall have received from special United States counsel to the Issuer a closing opinion dated as of the Effective Date and substantially in the form of Exhibit B hereto.

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This Section 5.1 shall constitute direction by the Issuer to such counsel to deliver such closing opinion to the Current Holders;

5.2. Representations and Warranties.

All of the representations and warranties set forth in Section 4 of this Amendment Agreement shall be true and correct on the Effective Date;

5.3. Amendment of Other Note Agreements.

Each Current Holder shall have received true and correct copies of the fully executed amendments (collectively, the “Other Purchase Agreement Amendments”) to those certain separate Note Purchase Agreements, dated as of March 1, 2002, between the Issuer and each of the purchasers listed on Annex 1 thereto, those certain separate Note Purchase Agreements, dated as of June 2, 2000 between the Issuer and each of the purchasers listed on Annex 1 thereto, and those certain separate Amended and Restated Note Purchase Agreements, dated as of October 31, 1999, between the Issuer and each of the purchasers listed on Annex 1 thereto. Each such amendment shall be substantially in the form of this Amendment Agreement; and

5.4. Expenses.

The payment of the expenses to be paid on behalf of the Current Holders pursuant to Section 8 of this Amendment Agreement (to the extent a statement therefor has been presented to the Issuer on or prior to the Effective Date) shall have been paid in full.

6. COVENANTS.

6.1. Farmland Acquisition Documents.

The Issuer shall deliver to each of the Current Holders true, correct and complete copies of any and all of the fully executed agreement or agreements reflecting the terms of the Farmland Acquisition within fifteen (15) days of the later to occur of the date such agreement or agreements are approved by the Bankruptcy Court or the Effective Date. The failure of the Issuer to make such delivery shall constitute an Event of Default.

6.2. Smithfield Canada Transfer Documents.

The Issuer shall deliver to each of the Current Holders true, correct and complete copies of the fully executed agreement or agreements reflecting the terms of the Smithfield Canada Transfer and any other material agreements, documents and instruments executed by the Issuer in connection therewith, in each case within fifteen (15) days of the consummation thereof. The failure of the Issuer to make such delivery shall constitute an Event of Default.

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7. CONSENT.

The Current Holders hereby consent to the execution and delivery of the Other Purchase Agreement Amendments to the extent that such consent is required under the terms of the Financing Documents.

8. EXPENSES.

Whether or not the Amendments become effective, the Issuer will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section 8 shall limit the Issuer’s obligations pursuant to Section 1.5 of the Existing Purchase Agreements.

9. MISCELLANEOUS.

9.1. Part of Existing Purchase Agreements; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Existing Purchase Agreements and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Purchase Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Purchase Agreements without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

9.2. Counterparts.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile of an executed signature page hereto shall be effective as delivery of an original.

9.3. Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF VIRGINIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Issuer, whereupon it will become a binding agreement among you and the Issuer.

SMITHFIELD FOODS, INC.

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement No. 4 (I-L)]

The foregoing Amendment Agreement is hereby accepted as of the date first above written.

JOHN HANCOCK LIFE INSURANCE COMPANY

By: /s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY (on behalf of Private Placement Separate Account 1Z)

By: /s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By: /s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Authorized Signatory

INVESTORS PARTNER LIFE INSURANCE COMPANY

By: /s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Authorized Signatory

COMMONWEALTH OF PENNSYLVANIA
STATE EMPLOYEES’ RETIREMENT SYSTEM
By: John Hancock Life Insurance Company, as Investment Advisor

By: /s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

SIGNATURE 6 LIMITED
By: John Hancock Life Insurance Company, as Portfolio Advisor

By: /s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

[Signature Page to Amendment Agreement No. 4 (I-L)]

SIGNATURE 4 LIMITED
By:	John Hancock Life Insurance Company, Portfolio Advisor

By: /s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

SIGNATURE 1A (CAYMAN), LTD.
By:	John Hancock Life Insurance Company, Portfolio Advisor

By: /s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

MELLON BANK, N.A., solely in its capacity as Trustee for the BELL ATLANTIC MASTER TRUST, (as directed by John Hancock Life Insurance Company), and not in its individual capacity

By: /s/ Bernadette T. Rist
Name:	Bernadette T. Rist
Title:	Authorized Signatory

MELLON BANK, N. A., solely in its capacity as Trustee for the LONG-TERM INVESTMENT TRUST, (as directed by John Hancock Life Insurance Company), and not in its individual capacity

By: /s/ Bernadette T. Rist
Name:	Bernadette T. Rist
Title:	Authorized Signatory

CAPE FEAR FARM CREDIT, ACA

By: /s/ Randy T. Pope
Name:	Randy T. Pope
Title:	Vice President

[Signature Page to Amendment Agreement No. 4 (I-L)]

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY
By:	AIG Global Investment Corp., Investment Adviser

By: /s/ Peter DeFazio
Name:	Peter DeFazio
Title:	Vice President

[Signature Page to Amendment Agreement No. 4 (I-L)]

The undersigned consent to the Amendments effected by the foregoing Amendment Agreement.

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

NORTH SIDE FOODS CORP.

PACKERLAND HOLDINGS, INC.

PACKERLAND PROCESSING COMPANY, INC.

PACKERLAND-PLAINWELL, INC. (f/k/a Murco Foods, Inc.)

PATRICK CUDAHY INCORPORATED

PREMIUM PORK, INC.

QUIK-TO-FIX FOODS, INC.

SFFC, INC.

SMITHFIELD PURCHASE CORPORATION (successor by merger to Carroll’s Realty, Inc.)

STADLER’S COUNTRY HAMS, INC.

SUN LAND BEEF COMPANY

SUNNYLAND, INC.

THE SMITHFIELD COMPANIES, INC.

THE SMITHFIELD PACKING COMPANY INCORPORATED

MURPHY-BROWN LLC
By:	John Morrell & Co., as sole member

MURPHY FARMS LLC

QUARTER M FARMS LLC

CARROLL’S FOODS OF VIRGINIA LLC

CARROLL’S FOODS LLC

CIRCLE FOUR LLC

CENTRAL PLAINS FARMS LLC

BROWN’S OF CAROLINA LLC
By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

BROWN’S FARMS, LLC
By:	Brown’s of Carolina LLC, as sole member
By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

CARROLL’S REALTY PARTNERSHIP
By:	Smithfield Purchase Corporation, as general partner

SMITHFIELD PACKING REAL ESTATE, LLC
By:	The Smithfield Packing Company Incorporated, as sole member

GREAT LAKES CATTLE CREDIT COMPANY, LLC
By:	Packerland Holdings, Inc., as sole member

[Signature Page to Amendment Agreement No. 4 (I-L)]

SMITHFIELD-CARROLL’S FARMS
By:	Smithfield Purchase Corporation, as general partner

BROWN’S REALTY PARTNERSHIP
By:	Brown’s Farms, LLC, its partner
By:	Brown’s of Carolina LLC, its sole member and manager
By:	Murphy-Brown LLC, its sole member and manager
By:	John Morrell & Co., as sole member
and
By:	Smithfield Purchase Corporation, its partner

SMITHFIELD PACKING REALTY PARTNERSHIP
By:	Smithfield Packing Real Estate, LLC, its partner
By:	The Smithfield Packing Company, Incorporated, its sole member and manager and
By:	Smithfield Purchase Corporation, its partner

By: /s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

[Signature Page to Amendment Agreement No. 4 (I-L)]

ANNEX 1

CURRENT HOLDERS AND PRINCIPAL AMOUNTS

As of October 31, 2003

Name of Current Holder	Aggregate Principal Amount of Series I Notes Held	Aggregate Principal Amount of Series J Notes Held	Aggregate Principal Amount of Series K Notes Held	Aggregate Principal Amount of Series L Notes Held

John Hancock Life Insurance Company	$-0-	$-0-	$15,500,000	$15,000,000

John Hancock Life Insurance Company (Private Placement Separate Account 1Z)	$-0-	$-0-	$1,000,000	$1,000,000

John Hancock Variable Life Insurance Company	$-0-	$-0-	$1,000,000	$1,000,000

Investors Partner Life Insurance Company	$-0-	$-0-	$500,000	$500,000

Commonwealth of Pennsylvania State Employees’ Retirement System	$-0-	$-0-	$2,000,000	$1,000,000

Signature 6 Limited	$-0-	$-0-	$2,000,000	$1,000,000

Signature 4 Limited (Merrill Lynch International)	$-0-	$-0-	$10,000,000	$-0-

Signature 1A (Cayman), Ltd.	$-0-	$-0-	$-0-	$3,500,000

Mellon Bank, N.A. as Trustee for Bell Atlantic Master Trust	$-0-	$-0-	$1,000,000	$1,000,000

Mellon Bank, N.A. as Trustee for the Long-Term Investment Trust	$-0-	$-0-	$2,000,000	$1,000,000

Cape Fear Farm Credit, ACA	$60,000,000	$30,000,000	$-0-	$-0-

The Variable Annuity Life Insurance Company	$-0-	$-0-	$10,000,000	$-0-

American General Life Insurance Company	$-0-	$-0-	$5,000,000	$-0-
Total	$60,000,000	$30,000,000	$50,000,000	$25,000,000

Annex 1-1

EXHIBIT A

AMENDMENTS TO EXISTING PURCHASE AGREEMENTS

1. Section 6.15(a)(iii) of the Existing Purchase Agreements is hereby amended by amending and restating the proviso set forth in such Section to read as follows:

provided, that all or any portion of the assets which are the subject of any Transfer of Property shall be excluded for purposes of clause (A) and clause (B) of this Section 6.15(a)(iii), and such Transfer shall be a Transfer permitted under this Section 6.15(a)(iii) notwithstanding non-compliance with clause (A) and clause (B) of this Section 6.15(a)(iii), if, within three hundred sixty (360) days after such Transfer, the entire proceeds of all or any portion of such Transfer to be excluded (net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied by the Company or such Subsidiary to:

(y) the purchase of operating assets of the Company or any Subsidiary reasonably equal in value to that portion of the Property which is the subject of such Transfer and is to be excluded of clause (A) and (B) of this Section 6.15 (a) (iii), so long as each such investment shall not have been included in the calculation of any other exclusion of any other Transfer proposed to be excluded from the operation of clause (A) or clause (B) of this Section 6.15(a)(iii), or

(z) an optional prepayment of Notes pursuant to Section 4.4.

Notwithstanding the foregoing, the Smithfield Canada Transfer is deemed to be excluded for purposes of clause (A) and clause (B) of this Section 6.15(a)(iii) and such Transfer shall be a Transfer permitted under this Section 6.15(a)(iii) notwithstanding non-compliance with clause (A) and clause (B) of this Section 6.15(a)(iii) so long as all of the Smithfield Canada Transfer Conditions are fully satisfied.

2. Section 9.1 of the Existing Purchase Agreements is hereby amended by adding new terms in the appropriate alphabetical order to read as follows:

Farmland Acquisition Debt – means the Debt incurred by the Company under that certain Bridge Loan and Security Agreement dated as of October 9, 2003 among the Issuer, Goldman Sachs Credit Partners L.P. and the other parties thereto.

Smithfield Canada – means, collectively, Smithfield Canada Limited and 2004171 Ontario Inc., each a corporation governed by the laws of the Province of Ontario and a Wholly-Owned Subsidiary.

Smithfield Canada Transfer – means the sale of Smithfield Canada to Maple Leaf Foods, Inc., a corporation governed by the laws of Canada, pursuant to the terms of the Smithfield Canada Transfer Agreement.

Exhibit A-1

Smithfield Canada Transfer Agreement – means that certain Share Purchase Agreement dated as of September 24, 2003 between the Issuer and Maple Leaf Foods, Inc., a copy of which has been delivered to each of the holders of the Notes, with such amendments and supplements thereto as may be agreed to by the parties which do not in the aggregate substantially modify the terms of such Share Purchase Agreement so delivered.

Smithfield Canada Transfer Conditions – means with respect to the Smithfield Canada Transfer, each of the following:

(a) such Transfer includes only the shares of stock or other equity interests of Smithfield Canada and complies with the conditions set forth in Section 6.15(b)(iv);

(b) the Acceptable Consideration in connection therewith includes cash consideration of at least Two Hundred Forty Million U.S. Dollars (US$240,000,000);

(c) the entire net cash proceeds of such Transfer (net or ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied within fifteen (15) days against the Farmland Acquisition Debt;

(d) no Default or Event of Default shall exist immediately prior to and after giving effect to such Transfer; and

(e) such Transfer is consummated on or before April 1, 2004.

Exhibit A-2